Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2021-2 for the fiscal year ended December 31, 2023, (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer”), does hereby certify and represent that:

1.

A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of May 26, 2021, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Santander Drive Auto Receivables Trust 2021-2 and Citibank, N.A. (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

By:	/s/ Randy Bockenstedt
Name:	Randy Bockenstedt
Title:	Senior Vice President, Collections
Date:	March 29, 2024

By:	/s/ Jonathan Watson
Name:	Jonathan Watson
Title:	Executive Vice President, Treasurer
Date:	March 29, 2024